Exhibit 99.1

Page 1 of 2

FOR RELEASE

Unitil Commits to Net-Zero Emissions Goal by 2050

Goal includes 50 percent reduction in emissions by 2030

HAMPTON, N.H., JUNE 21, 2021 — Unitil Corporation (the “Company”) (NYSE: UTL) (unitil.com) today announced its commitment to reduce company-wide direct greenhouse gas emissions from 2019 levels by at least 50 percent by 2030, and to net-zero emissions by 2050. These goals are part of the Company’s overall commitment to environmental stewardship, sustainability and corporate responsibility, and are consistent with the goals established under the Paris Climate Agreement.

With these ambitious goals established for 2030 and 2050, the Company will reduce greenhouse gas emissions from its buildings, vehicles and pipelines, while continuing to provide safe and reliable service for its customers. In addition, Unitil will continue to work with customers, policymakers and industry leaders to reduce emissions from the energy supply delivered to customers. In addition to protecting the environment, the Company anticipates these actions will enhance operating efficiency and lower costs.

“As a regional leader in energy delivery, we have a responsibility to reduce emissions from our own operations consistent with our nation’s climate goals, and those of the Paris Climate Agreement,” said Thomas P. Meissner, Jr., Unitil’s Chairman and Chief Executive Officer. “Through our commitment and pathway to net-zero emissions by 2050, we will support the transition to a net-zero carbon economy.”

For information on Unitil’s carbon emissions reduction goals, please visit unitil.com/net-zero.

About Unitil Corporation

Unitil Corporation provides energy for life by safely and reliably delivering natural gas and electricity in New England. We are committed to the communities we serve and to developing people, business practices and technologies that lead to the delivery of dependable, more efficient energy. Unitil Corporation is a public utility holding company with operations in Maine, New Hampshire and Massachusetts. Together, Unitil’s operating utilities serve approximately 107,100 electric customers and 85,600 customers. For more information about our people, technologies and community involvement please visit unitil.com.

6 Liberty Lane West

Hampton, NH 03842

T 603.772.0775

www.unitil.com

Forward-Looking Statements

This press release contains forward-looking statements. All statements, other than statements of historical fact, included in this press release are forward-looking statements. Forward-looking statements include declarations regarding Unitil’s beliefs and current expectations. These forward-looking statements are subject to the inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Some, but not all, of the risks and uncertainties include the following: unforeseen or changing circumstances, which could adversely impact the reduction of company-wide direct greenhouse gas emissions; the coronavirus (COVID-19) pandemic, which could adversely impact the Company’s business, including by disrupting the Company’s employees’ and contractors’ ability to provide ongoing services to the Company, by reducing customer demand for electricity or natural gas, or by reducing the supply of electricity or natural gas; Unitil’s regulatory environment (including regulations relating to climate change, greenhouse gas emissions and other environmental matters); fluctuations in the supply of, the demand for, and the prices of, gas and electric energy commodities and transmission and transportation capacity and Unitil’s ability to recover energy supply costs in its rates; customers’ preferred energy sources; severe storms and Unitil’s ability to recover storm costs in its rates; general economic conditions; variations in weather; long-term global climate change; Unitil’s ability to retain its existing customers and attract new customers; increased competition; and other risks detailed in Unitil’s filings with the Securities and Exchange Commission. These forward looking statements speak only as of the date they are made. Unitil undertakes no obligation, and does not intend, to update these forward-looking statements.

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For more information please contact:

Todd Diggins – Investor Relations

Phone: 603-773-6504

Email: diggins@unitil.com

Alec O’Meara – Media Relations

Phone: 603-773-6404

Email: omeara@unitil.com

Cell: (603) 998-9095